EXHIBIT 1.1

Charlotte Russe Holding, Inc.

3,000,000 Shares

Common Stock

($0.01 par value)

Underwriting Agreement

April 20, 2004

Piper Jaffray & Co.

800 Nicollet Mall, Suite 800

Minneapolis, MN 55402-7020

Ladies and Gentlemen:

Certain stockholders of Charlotte Russe Holding, Inc., a Delaware corporation (the “Company”), named in Schedule II hereto (the “Selling Stockholders”) severally and not jointly propose, subject to the terms and conditions stated herein, to sell to the several Underwriters named in Schedule I hereto (the “Underwriters”), an aggregate of 3,000,000 shares (the “Shares”) of the Company’s Common Stock, par value $0.01 per share (the “Common Stock”), each Selling Stockholder selling the number of shares set forth opposite such Selling Stockholder’s name in Schedule II hereto. To the extent there are no additional Underwriters listed on Schedule I other than you, the term Representative as used herein shall mean you, as Underwriters, and the terms Representative and Underwriters shall mean either the singular or plural as the context requires. Any reference herein to the Registration Statement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the date of the Prospectus Supplement, as the case may be; and any reference herein to the terms “amend,” “amendment,” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement, or the date of the Prospectus Supplement, as the case may be, deemed to be incorporated therein by reference. Certain terms used herein are defined in Section 17 hereof.

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April 20, 2004

1. Representations and Warranties.

(a) The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.

(1) The Company meets the requirements for use of Form S-3 and has filed with the Commission a registration statement (File No. 333-111528) on such form, including a related prospectus, for the registration under the Act of the Shares and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations under the Act. The Company will file with the Commission the Prospectus Supplement in accordance with Rule 424(b). The Company has included in the registration statement, as amended at the Effective Date, all information required by the Act and the rules thereunder to be included in such registration statement and the Prospectus. The Registration Statement has been declared effective by the Commission under the Act. No stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or is pending or, to the best knowledge of the Company, is contemplated or threatened by the Commission.

(2) On the Effective Date, the Registration Statement did, and when the Prospectus Supplement is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein), the Prospectus (and any supplements thereto) will, conform in all material respects with the applicable requirements of the Act, the Exchange Act and the rules thereunder; on the Effective Date and at the Execution Time, the Registration Statement did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, when the Prospectus Supplement is first filed in accordance with Rule 424(b) and on the Closing Date, the Prospectus (together with any supplement thereto) will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement, or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representative specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto), which the parties agree is limited to the Underwriting Information.

(3) The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, subject to the comments received from the Commission in its letter to the Company dated February 17, 2004 and the Company’s amended filings on Form 10-Q/A and Form 10-K/A on March 12, 2004 in response to the Commission’s letter, conformed in all material respects to the requirements of the

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Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents filed following the date hereof and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(4) The Common Stock (including the Shares) is listed on the Nasdaq National Market and the Company has taken no action designed to, or likely to have the effect of, delisting the Common Stock from the Nasdaq National Market, nor has the Company received any notification that the NASD (as defined herein) is contemplating terminating the listing.

(5) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify or be in good standing would not result in a material adverse effect (or any development that could reasonably be expected to result in a material adverse effect) on the condition (financial or other), business, earnings, properties, net worth or results of operations or prospects of the Company and its Subsidiaries (as hereinafter defined) taken as a whole (a “Material Adverse Effect”).

(6) All the Company’s subsidiaries (as defined in the Act) are referred to herein individually as a “Subsidiary” and collectively as the “Subsidiaries.” Each Subsidiary is duly organized, validly existing and in good standing in the jurisdiction of its organization, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify or be in good standing does not have a Material Adverse Effect. All the outstanding shares of capital stock of each of the Subsidiaries which is a corporation have been duly authorized and validly issued, are fully paid and non-assessable, and are wholly owned by the Company directly or indirectly through one of the other Subsidiaries, free and clear of any lien, adverse claim, security interest, equity or other encumbrance. Each of the Subsidiaries of the Company that is a partnership or limited liability company is managed and controlled by the

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Company or one of its direct or indirect wholly-owned subsidiaries and the Company or one of its direct or indirect wholly-owned subsidiaries owns the partnership or membership interests in each such Subsidiary, free and clear of any lien, adverse claim, security interest, equity or other encumbrance.

(7) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business and since the date as of which information is given in the Registration Statement and the Prospectus, except in the ordinary course of business, neither the Company nor any of its Subsidiaries has entered into any material transaction not referred to in the Registration Statement and the Prospectus.

(8) This Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms, except as rights of indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(9) The Company has an authorized capitalization as set forth or incorporated by reference in the Registration Statement. All of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable, have been issued in compliance with all applicable federal and state securities laws and conform to the description of the Common Stock contained or incorporated by reference in the Registration Statement. The Common Stock conforms to the description thereof contained in the Prospectus.

(10) The Company is not and, after giving effect to the offering, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

(11) No consent, approval, authorization, filing or qualification with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as have been obtained under the Act and such as may be required by the National Association of Securities Dealers, Inc. (the “NASD”) or under the state securities laws of any jurisdiction in connection with the purchase and distribution of the Shares by the Underwriters in the manner contemplated herein and in the Prospectus.

(12) Neither the issue and sale of the Shares nor the execution, delivery and performance of this Agreement will conflict with, result in a breach, default or violation or imposition of any lien; charge or encumbrance upon any property or assets of the Company or

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any of its Subsidiaries pursuant to, (i) the certificate of incorporation, by-laws or other governing documents of the Company or any of its Subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its Subsidiaries is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its Subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its Subsidiaries or any of its or their properties.

(13) Except as described or incorporated by reference in the Registration Statement, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company or to include any securities of the Company in any registration statement of the Company and the Company has fully complied with, or received effective waivers of, the provisions of all such contracts, agreements or understandings in connection with the sale of the Shares to the Underwriters pursuant to the terms hereof.

(14) The consolidated financial statements and the related schedules and notes of the Company and its consolidated Subsidiaries included or incorporated by reference in the Prospectus and the Registration Statement present fairly the consolidated financial condition, results of operations, cash flows and stockholders’ equity of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). Any selected financial data set forth under the caption “Selected Financial Data” in the Registration Statement fairly present, on the basis stated in the Registration Statement, the information included therein and have been compiled on a basis consistent with the financial statements included in the Registration Statement. The other financial and statistical information and data set forth or incorporated by reference in the Registration Statement and Prospectus are, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company. No other financial statements, supporting schedules or other financial information (whether pro forma financial statements or otherwise) are required to be included in the Registration Statement or Prospectus. As of the date of the Prospectus, the Company is not obligated to complete any acquisitions for which disclosure of pro forma financial information in the Prospectus is required by the Act.

(15) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries or its or their property is pending or, to the best knowledge of the Company,

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threatened that would reasonably be expected to have a Material Adverse Effect or have a Material Adverse Effect on the ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by this Agreement; nor are there any actions, suits, proceedings, statutes, rules, regulations, laws, orders, decrees, judgments, contracts, instruments or other documents or agreements involving the Company that are required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement that are not so described or filed as required.

(16) The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries or such as do not and are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect; and any real property, buildings, improvements, equipment and personal property held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases and with such exceptions as do not materially interfere with the use made and proposed to be made of such real property, buildings, improvements, equipment or personal property by the Company and its Subsidiaries or such as do not and are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

(17) Neither the Company nor any Subsidiary is in violation or default (and no event has occurred which, with notice or lapse of time or both, would constitute a default) of (i) any provision of its certificate of incorporation or bylaws or any other governing document, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such Subsidiary or any of its properties, as applicable, except, in the case of clauses (ii) and (iii), such violations or defaults that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect.

(18) Ernst & Young has certified certain financial statements of the Company and its consolidated Subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included or incorporated by reference in the Prospectus and are independent public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder.

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(19) The Company has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure to so file would not have a Material Adverse Effect), and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business.

(20) There is (i) no unfair labor practice complaint pending against the Company or any of its Subsidiaries or, to the best knowledge of the Company, threatened against any of them, before the National Labor Relations Board or any state or local labor relations board or in any federal or state court and (ii) no strike, labor dispute, slowdown or stoppage pending against the Company or any of its Subsidiaries or, to the best knowledge of the Company, threatened against any of them.

(21) The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance insuring the Company or any of its Subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its Subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or any of its Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business.

(22) The Company and its Subsidiaries possess all licenses, consents, orders, certificates, permits and other authorizations issued by the appropriate federal, state, local or foreign regulatory authorities or judicial or governmental bodies necessary to conduct their respective businesses, other than any such licenses, consents, orders, certificates, permits and other authorizations the absence of which is not reasonably likely to have a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such license, certificate, consent, order, permit or authorization.

(23) The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are

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executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company is not aware of (A) any significant deficiency or material weakness in the design or operation of the Company’s internal control over financial reporting which is reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information or (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting; and no change in the Company’s internal control over financial reporting occurred during or since the Company’s most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(24) The Company has not taken, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(25) Neither the Company nor any of its Subsidiaries has violated any applicable existing foreign, federal, state or local laws, statutes, rules or regulations, including, but not limited to, (i) any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”) or (ii) any provisions of the Employee Retirement Income Security Act and the rules and regulations promulgated thereunder, except for such violations which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(26) The Company and the Subsidiaries own or possess all patents, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, licenses, inventions, domain names, computer programs, know-how (including, without limitation, trade secrets and other unpatented or unpatentable proprietary or confidential information, systems or procedures) (collectively “Intellectual Property”) described in the Prospectus as being owned by any of them or currently used by them in the conduct of their respective businesses, and the Company is not aware of any claim to the contrary or any challenge by any other person to the rights of the Company and the Subsidiaries with respect to the foregoing, except for such claims and challenges which, individually or in the aggregate, would not have a Material Adverse Effect. To its knowledge, neither the Company nor any of its Subsidiaries is infringing or otherwise violating any Intellectual Property of others, nor has the Company received any notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property except as would not have a Material Adverse Effect if the claims set forth in any such notice were determined adversely to the Company.

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(27) Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company with any person that would give rise to a claim against the Company or the Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(28) The Company has not sold or issued any shares of Common Stock during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A under, or Regulations D or Regulation S of, the Securities Act other than shares issued pursuant to employee benefit plans, qualified stock options plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(29) Neither the Company nor any of its subsidiaries, nor any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense or payment relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(30) The Company is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder by the Commission (“Sarbanes-Oxley”) that are effective, and the Company is actively taking steps to ensure that it will be in compliance with other applicable provisions of Sarbanes-Oxley upon the effectiveness of such provisions.

(31) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) as required by Rule 13a-15(a) under the Exchange Act. The Company has (i) designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under the supervision of the principal executive and financial officers or persons performing similar functions, to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to such principal executive and financial officers or persons performing similar functions by others within those entities and (ii) evaluated the effectiveness of its disclosure controls and procedures, and, as required, has presented in its reports delivered under Section 13 or 15(d) of the Exchange Act the Company’s conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by such report based on such evaluation.

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(32) Except as disclosed in the Prospectus, no material relationship, direct or indirect, exists between or among any of the Company or any affiliate of the Company, on the one hand, and any director, officer or stockholder of any of them, on the other hand, which is required by the Act to be described in the Registration Statement or the Prospectus which is not so described or is not described as required.

(b) Each Selling Stockholder hereby represents and warrants, severally as to itself and not jointly, to each Underwriter on the date hereof, and shall be deemed to represent and warrant to each Underwriter on the Closing Date (as defined below), that:

(1) Such Selling Stockholder is a validly existing entity under the laws of the jurisdiction of its respective organization, has the power and authority to own its property and to conduct its business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification. Such Selling Stockholder is the lawful owner of the Shares to be sold by such Selling Stockholder pursuant to this Agreement and has, and on the Closing Date will have, good and valid title to such Shares, free of all restrictions on transfer, liens, encumbrances, security interests, equities and claims whatsoever.

(2) Such Selling Stockholder has, and on the Closing Date will have, full legal right, power and authority, and all authorization and approval required by law, to enter into this Agreement.

(3) This Agreement has been duly authorized, executed and delivered by such Selling Stockholder and is a valid and binding agreement of such Selling Stockholder, enforceable as to such Selling Stockholder in accordance with its terms, except to the extent enforceability may be limited by (i) the application of bankruptcy, reorganization, insolvency and other laws affecting creditors’ rights generally and (ii) equitable principles being applied at the discretion of a court before which a proceeding may be brought, except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws.

(4) None of the sale of the Shares by such Selling Stockholder, the execution, delivery or performance by such Selling Stockholder of this Agreement, the compliance by such Selling Stockholder with all the provisions hereof nor the consummation by such Selling Stockholder of the transactions contemplated hereby (i) requires any consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body or administrative agency or other governmental body, agency or official (except such as have been obtained under the Act and as may be required under the securities or Blue Sky laws of the various states), (ii) conflicts with or will conflict with or constitutes or will constitute a breach of or a default under, the organizational documents of such Selling Stockholder, if such Selling Stockholder is not an individual, or any material agreement, indenture, lease or other instrument

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to which such Selling Stockholder is a party or by which such Selling Stockholder or any property of such Selling Stockholder is bound or (iii) violates any statute, law, regulation, ruling, filing, judgment, injunction, order or decree applicable to such Selling Stockholder or any property of such Selling Stockholder.

(5) The information in the Prospectus under the caption “Selling Stockholders” that specifically relates to such Selling Stockholder does not, and will not on the Closing Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such Selling Stockholder confirms as accurate the number of common shares set forth opposite such Selling Stockholder’s name in the Prospectus under the caption “Selling Stockholders,” both prior to and after giving effect to the sale of the Shares.

(6) At any time prior to the Closing Date, if there is any change in the information referred to in Section 1(b)(5) hereof, such Selling Stockholder will immediately notify the Representative of such change.

(7) Such Selling Stockholder has not taken and will not take, directly or indirectly, any action that constituted, or any action designed to, or that might reasonably be expected to cause or result in or constitute, under the Act or otherwise, stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares, except for the lock-up agreements described in Section 6(h) hereof.

(8) Upon delivery of and payment for the Shares to be sold by such Selling Stockholder pursuant to this Agreement, good and valid title to such Shares will pass to the Underwriters, free of all restrictions on transfer, liens, encumbrances, security interests, equities and claims whatsoever.

(9) Such Selling Stockholder does not have any registration or other similar rights to have any equity or debt securities registered for sale by the Company under the Registration Statement or included in the offering contemplated by this Agreement, except as described or incorporated by reference in the Registration Statement.

(10) Such Selling Stockholder has no knowledge and no reason to believe that the Registration Statement and the Prospectus (including any supplement thereto) contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

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(11) Such Selling Stockholder has no reason to believe that the representations and warranties of the Company contained in Section 1(a) hereof are not true and correct, is familiar with the Registration Statement and Prospectus and has no knowledge of any material fact, condition or information not disclosed in the Registration Statement or the Prospectus which has had or could reasonably be expected to result in a Material Adverse Effect, and is not prompted to sell the Shares to be sold by such Selling Stockholder by any information concerning the Company which is not set forth in the Registration Statement and the Prospectus.

Any certificate signed by any officer of the Company or any Selling Stockholder and delivered to the Representative or counsel for the Underwriters in connection with the offering of the Shares shall be deemed a representation and warranty by the Company or Selling Stockholder, as the case may be, as to matters covered thereby, to each Underwriter.

2. Purchase and Sale. The Selling Stockholders hereby agree, severally and not jointly, to sell the number of Shares set forth opposite such Selling Stockholder’s name on Schedule II hereto, to the Underwriters and, upon the basis of representations, warranties and agreements of the Selling Stockholders herein contained and subject to all the terms and conditions set forth herein, each Underwriter agrees, severally and not jointly, to purchase from the Selling Stockholders at a purchase price of $17.35 per Share (the “purchase price per Share”), the number of Shares set forth opposite the name of such Underwriter on Schedule I hereto.

3. Delivery and Payment. Delivery of and payment for the Shares shall be made at 9:00 AM, New York City time, on April 23, 2004, or at such time on such later date not more than three Business Days after the foregoing date as the Representative shall designate, which date and time may be postponed by agreement between the Representative, the Company and the Selling Stockholders (such date and time of delivery and payment for the Shares being herein called the “Closing Date”). Delivery of the Shares shall be made to the Representative for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representative of the purchase price thereof to or upon the order of the Selling Stockholders by wire transfer payable in same-day funds to accounts specified by the Selling Stockholders. Delivery of the Shares shall be made through the facilities of The Depository Trust Company unless the Representative shall otherwise specify.

4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Shares for sale to the public as set forth in the Prospectus.

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5. Agreements.

(a) The Company agrees with the several Underwriters that:

(1) Prior to the termination of the offering of the Shares, the Company will not file any amendment of the Registration Statement or supplement to the Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object, and will use its reasonable best efforts to cause any such amendment to become effective. Subject to the foregoing sentence, the Company will cause the Prospectus Supplement, properly completed, and any further supplement to the Prospectus to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representative of such timely filing. The Company will promptly advise the Representative (1) when the Prospectus Supplement, and any further supplement to the Prospectus, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed (if required) with the Commission, (2) when, prior to termination of the offering of the Shares, any amendment to the Registration Statement shall have been filed or become effective, (3) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (4) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (5) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement (which the Company shall use its best efforts to prevent), the Company will use its best efforts to obtain as soon as possible the withdrawal or lifting thereof.

(2) The Company will furnish copies of the Prospectus to the Underwriters in New York City prior to 3:00 p.m., New York City time, on the second Business Day next succeeding the date of this Agreement in such quantities as the Underwriters may reasonably request.

(3) The Company will comply with the Act and the Exchange Act, and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and the Prospectus. If, at any time when a prospectus relating to the Shares is required to be delivered under the Act, any event occurs as a result of which, in the opinion of counsel for the Company or of counsel for the Underwriters, the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act or the rules thereunder, the Company promptly will (1) notify the Representative of any such event; (2) prepare and file with the Commission, subject to the first sentence of paragraph (a)(1) of this

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Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance; and (3) supply any supplemented Prospectus to you in such quantities as you may reasonably request

(4) As soon as practicable, the Company will make generally available to its security holders and to the Representative an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

(5) The Company will furnish to the Representative and counsel for the Underwriters copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of the Prospectus and any supplement thereto as the Representative may reasonably request.

(6) The Company will arrange, if necessary, for the qualification of the Shares for sale under the laws of such jurisdictions as the Representative may designate and will maintain such qualifications in effect so long as required for the distribution of the Shares; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Shares, in any jurisdiction where it is not now so subject.

(7) The Company will not, without the prior written consent of Piper Jaffray & Co. for a period of 90 days following the Execution Time, (i) offer, sell or contract to sell, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, or announce the offering of, any other shares of Common Stock or any securities convertible into, or exchangeable for, shares of Common Stock, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, or (iii) otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any shares of Common Stock, options or warrants to acquire shares of the Common Stock or securities exchangeable or exercisable for or convertible into shares of Common Stock; provided, however, that the Company may (x) issue and sell Common Stock pursuant to any employee stock option plan, stock purchase plan, stock ownership plan or dividend reinvestment plan of the Company in effect at the Execution Time, (y) issue Common Stock issuable upon the conversion of securities

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or the exercise of warrants outstanding at the Execution Time and (z) grant options to purchase shares of Common Stock under the Company’s employee stock option plan and stock purchase plans.

(8) Except as stated in this Agreement or the Prospectus, the Company will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(9) The Company, during the period when the prospectus is required to be delivered under the Act or the Exchange Act, will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the regulations thereunder.

(10) The Company will comply with all provisions of any undertakings contained in the Registration Statement.

(b) Each Selling Stockholder covenants and agrees with the several Underwriters as follows:

(1) Such Selling Stockholder will review the Prospectus and will comply with all agreements and satisfy all conditions on its part to be complied with or satisfied pursuant to this Agreement on or prior to the Closing Date and will advise the Underwriters prior to the Closing Date if any statements to be made on behalf of such Selling Stockholder in the certificate contemplated by Section 6(h) hereof would be inaccurate if made as of the Closing Date.

(2) On the Closing Date, all stock transfer and other taxes (other than income taxes) that are required to be paid in connection with the sale and transfer of the Shares to be sold by such Selling Stockholder to the Underwriters hereunder will have been fully paid for by such Selling Stockholder and all laws imposing such taxes will have been fully complied with.

(3) In order to document the Underwriter’s compliance with the reporting and withholding provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations promulgated thereunder, with respect to the transactions herein contemplated, such Selling Stockholder shall deliver to you at least one day prior to the Closing Date a properly completed and executed United States Treasury Department Substitute Form W-9.

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(4) The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), the Prospectus, and each amendment or supplement thereto; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, the Prospectus, and all amendments or supplements thereto, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Shares; (iii) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Shares; (iv) the registration of the Shares under the Exchange Act and the listing of the Shares on the Nasdaq National Market; (v) any registration or qualification of the Shares for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vi) any filings required to be made with the NASD (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings); (vii) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; (viii) the costs and charges of any transfer agent, registrar or depository; and (ix) all other costs and expenses incident to the performance by the Selling Stockholders of their obligations hereunder.

6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Shares shall be subject to the accuracy of the representations and warranties on the part of the Company and Selling Stockholders contained herein as of the Execution Time and the Closing Date, to the accuracy of the statements of the Company and Selling Stockholders made in any certificates pursuant to the provisions hereof, to the performance by the Company and Selling Stockholders of their obligations hereunder and to the following additional conditions:

(a) If filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Prospectus, and any such supplement, shall have been filed in the manner and within the time period required by such Rule; and the Registration Statement shall remain effective and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b) The Company and Selling Stockholders shall have furnished to the Representative the opinion of Ropes & Gray LLP, counsel for the Company and the Selling Stockholders, dated the Closing Date and addressed to the Representative, substantially in the form of Exhibit B.

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(c) The Representative shall have received from Gray Cary Ware & Freidenrich LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representative, with respect to the issuance and sale of the Shares, the Registration Statement, the Prospectus (together with any supplement thereto) and other related matters as the Representative may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. The opinion or opinions of such counsel shall be rendered to the Underwriters at the request of the Company and shall so state therein.

(d) The Company shall have furnished to the Representative a certificate of the Company, signed by the Chairman of the Board, Chief Executive Officer, Senior Vice President or Vice President and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus, any supplements to the Prospectus and this Agreement and that: (i) as of the Effective Date, the statements made in the Registration Statement and the Prospectus were true and correct and neither the Registration Statement nor the Prospectus contained an untrue statement of material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, respectively, not misleading, (ii) since the Effective Date, no event has occurred which should have been set forth in a supplement or amendment to the Prospectus which has not been set forth in such a supplement or amendment, (iii) since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any Material Adverse Effect, or any development involving a prospective material adverse change in or affecting the business, properties, financial conditions, results of operations or prospects of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Registration Statement and Prospectus, and since such dates, neither the Company nor any of its Subsidiaries has entered into any material transaction not referred to in the Registration Statement and the Prospectus, (iv) neither the Company nor any of its subsidiaries has any material contingent obligations which are not disclosed in the Registration Statement and the Prospectus, (v) the representations and warranties of the Company herein are true and correct in all material respects as of the Closing Date, and (vi) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date, and (vii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to the best of such officers’ knowledge, are threatened by the Commission.

(e) At the Execution Time and at the Closing Date, Ernst & Young shall have furnished to the Representative letters, dated respectively as of the Execution Time and as of the Closing Date, substantially in the form of Exhibit C.

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(f) Subsequent to the Execution Time, there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (e) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, net worth, business, properties, results of operations or prospects of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Registration Statement and the Prospectus (exclusive of any supplement thereto filed after the Execution Time, other than the Prospectus Supplement) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representative, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Shares as contemplated by this Agreement.

(g) At the Execution Time, the Selling Stockholders shall have furnished to the Representative a letter substantially in the form of Exhibit A hereto from the Selling Stockholders.

(h) You shall be satisfied that, and you shall have received a certificate dated the Closing Date, from each Selling Stockholder to the effect that, as of the Closing Date: (i) the representations and warranties made by such Selling Stockholder herein are true and correct in all material respects on the Closing Date, and (ii) such Selling Stockholder has complied with all obligations and satisfied all conditions under this Agreement that are required to be performed or satisfied on its part at or prior to the Closing Date.

(i) At the Closing Date, the Shares shall have been approved for inclusion in the Nasdaq National Market, subject only to official notice of issuance.

(j) On or prior to the Closing Date, the Company shall have delivered to the Transfer Agent a direction letter from the Company stating that the certificates for all the Common Shares to be sold by the Selling Stockholders pursuant to this Agreement on such Closing Date may upon due presentment for transfer be reissued by the Transfer Agent to future transferees without a legend restricting transfers.

(k) Prior to the Closing Date, the Company and the Selling Stockholders shall have furnished to the Representative such further information, certificates and documents as the Representative may reasonably request.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in reasonably satisfactory in form and substance to the Representative and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representative. Notice of such cancellation shall be given to the Company and the Selling Stockholders in writing or by telephone or facsimile confirmed in writing.

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The documents required to be delivered by this Section 6 shall be delivered at the office of Gray Cary Ware & Freidenrich LLP, counsel for the Underwriters at 4365 Executive Drive, Suite 1100, San Diego, CA 92121-2133, Attention: Christian Waage (fax no. 858-677-1477) on the Closing Date.

7. Reimbursement of Underwriters’ Expenses. If the sale of the Shares provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to clause (A) of Section 9 hereof or because of any refusal, inability or failure on the part of the Company or the Selling Stockholders to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company and the Selling Stockholders, jointly and severally, will reimburse the Underwriters severally through the Representative on demand for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Shares.

8. Indemnification and Contribution.

(a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act and each affiliate of the Underwriter within the meaning of the Act against any and all losses, claims, damages or liabilities, joint or several, to which such indemnified parties or any of them may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any inaccuracy in any of the representations or warranties of the Company contained herein, (ii) any failure of the Company to perform any of its obligations hereunder or (iii) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or in the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agree to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any

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Underwriter through the Representative specifically for inclusion therein (which the parties acknowledge is limited to the Underwriter Information); provided, however, that the indemnification contained in this paragraph (a) with respect to the Registration Statement or the Prospectus shall not inure to the benefit of any Underwriter on account of any such loss, claim, damage, liability or expense arising from the sale of Shares by such Underwriter to any person if a copy of the Prospectus shall not have been delivered or sent to such person within the time required by the Act and the regulations thereunder, and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in the Registration Statement or the Prospectus was corrected in the Prospectus, provided that the Company has delivered the Prospectus to the several Underwriters in requisite quantity on a timely basis to permit such delivery or sending. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b) Each Selling Stockholder, severally and not jointly, agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act and each affiliate of the Underwriter within the meaning of the Act (i) any inaccuracy in any of the representations or warranties of the such Selling Stockholder contained herein, (ii) any failure of such Selling Stockholder to perform any of its obligations hereunder or (iii) to the same extent as the foregoing indemnity set forth in clause (iii) from the Company to each Underwriter, but only with reference to information relating to such Selling Stockholder furnished in writing by or on behalf of such Selling Stockholder specifically for inclusion in the documents referred to in the foregoing indemnity set forth in clause (iii). The Underwriter acknowledges and agrees that for all purposes under this Agreement that the statements set forth under the caption “Selling Stockholders” in the Prospectus (or any amendment or supplement thereto), as such statement relates to each Selling Stockholder, constitute the only written information furnished to the Company by such Selling Stockholder expressly for use in the Registration Statement or the Prospectus (or any amendment or supplement thereto). This indemnity agreement will be in addition to any liability which any Selling Stockholder may otherwise have.

(c) Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, each of the Selling Stockholders, the directors and officers of each Selling Stockholder and each person who controls the Company or any Selling Stockholder within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity set forth in clause (iii) from the Company and each Selling Stockholder to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representative specifically for inclusion in the documents referred to in the foregoing indemnity, which the parties acknowledge is limited to the Underwriter Information. This indemnity agreement will be in addition to any liability which the Underwriter may otherwise have.

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(d) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent the indemnifying party is materially prejudiced by such failure and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel chosen by the Indemnifying Party shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and all payments made with respect to such settlement, compromise or consent are made by the indemnifying party pursuant to the provisions hereof.

(e) In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, each indemnifying party severally agrees to contribute to the aggregate losses, claims, damages

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and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which such indemnifying party may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders, on the one hand, and by the Underwriter, on the other, from the offering of the Shares; provided, however, that in no case shall any Underwriter be responsible for any amount in excess of the underwriting discount or commission applicable to the Shares purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company, the Selling Stockholders and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Stockholders and the Underwriter in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations. The relative benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by the Selling Stockholders, the relative benefits received by each Selling Stockholder shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by such Selling Stockholder, and the relative benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus or in any supplement thereto. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company, the Selling Stockholders or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (e), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, and each person who controls a Selling Stockholder within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of a Selling Stockholder shall have the same rights to contribution as each Selling Stockholder, subject in each case to the applicable terms and conditions of this paragraph (e).

(f) Notwithstanding any other provision of this Section 8, the aggregate liability of each of the Selling Stockholders for any and all losses, claims, damages or liabilities

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(including, without limitation, all reasonable costs of investigating, preparing, pursuing or defending any claim or action, or any investigation or proceeding by any governmental agency or body, commenced or threatened, including the fees and expenses of counsel to any indemnified person) pursuant to this Section 8 is limited to an amount equal to the total net proceeds from the sale of the Shares paid to such Selling Stockholder. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the aggregate underwriting discounts and commissions applicable to the Shares purchased by such Underwriter from the Selling Stockholders pursuant to the terms hereof.

9. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representative, by notice given to the Company and Selling Stockholders prior to delivery of and payment for the Shares, if at any time prior to such time (A) (i) either the Company or any of its subsidiaries shall have sustained since the date of the latest financial statements included in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus or (ii) since such date there shall have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Stock being delivered on such Closing Date on the terms and in the manner contemplated in the Prospectus, or (B) (i) trading in the Company’s Common Stock shall have been suspended by the Commission or the Nasdaq National Market or trading in securities generally on the New York Stock Exchange or the Nasdaq National Market shall have been suspended or limited or minimum prices shall have been established on either of such exchange or such market, (ii) a banking moratorium shall have been declared either by federal or state authorities, (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representative, impractical or inadvisable to proceed with the offering or delivery of the Shares as contemplated by the Prospectus (exclusive of any supplement thereto, other than the Prospectus Supplement), (iv) any action shall have been taken by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in the Underwriters’ reasonable opinion has a material adverse effect on the securities markets in the United States or (v) any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied. If this Agreement is terminated pursuant to this Section 9, there shall be, except as provided in Section 7 hereof, no liability of the Company or the Selling Stockholders to the Underwriters and no liability of the Underwriters to the Company or the Selling Stockholders;

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provided, however, that in the event of any such termination, the Company agrees to indemnify and hold harmless the Underwriters from all costs and expenses incident to the performance of the obligations of the Company under this Agreement.

10. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers, the Selling Stockholders and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Company or the Selling Stockholders or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Shares. The provisions of Sections 5(b)(4), 7, 8, and 10 hereof shall survive the termination or cancellation of this Agreement.

11. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representative, will be mailed, delivered or telefaxed to Representative at 800 Nicollet Mall, Suite 800, Minneapolis, MN 55402, Attention: James M. Martin, Director & Chief Counsel (fax no. 612-303-6979), with a copy, in case of any notice pursuant to Section 8(d), to Gray Cary Ware & Freidenrich LLP at 4365 Executive Drive, Suite 1100, San Diego, CA 92121-2133, Attention: Jeff Baglio (fax no. 858-677-1477); if sent to the Company, will be mailed, delivered or telefaxed to the Company at 4645 Morena Boulevard, San Diego, CA 92117, Attention: Chief Executive Officer (fax no. 619-587-0619) with a copy to Ropes & Gray LLP, One International Place, Boston, MA 02110, Attention: Daniel S. Evans, Esq. (fax no. 617-951-7050); or, if sent to the Selling Stockholders, to the Saunders Karp & Megrue LLC, 262 Harbor Drive, Stamford, CT 06902, Attention: David J. Oddi (fax no. 203-708-6677), with a copy to Ropes & Gray LLP, One International Place, Boston, MA 02110, Attention: Daniel S. Evans, Esq. (fax no. 617-951-7050).

12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

13. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York.

14. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

15. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

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16. Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction will not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. In the event that any provision hereof would, under applicable law, be invalid or unenforceable in any respect, each party hereto intends that such provision will be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable law.

17. Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or become effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Material Adverse Effect” shall have the meaning set forth in paragraph 1(c) hereof.

“Prospectus” shall mean the final prospectus included in the Registration Statement at the time it was declared effective and any prospectus supplement relating to the Shares that is filed pursuant to Rule 424(b) after the Execution Time, including the Prospectus Supplement.

“Prospectus Supplement” shall mean the prospectus supplement specifically relating to the Shares, dated the same date as this Agreement, first filed in accordance with Rule 424(b) after the Execution Time.

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“Registration Statement” shall mean the registration statement referred to in paragraph 1(a) above, including exhibits, financial statements and documents incorporated therein by reference pursuant to Form S-3 under the Act, as amended at the Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be. Such term shall include any Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A.

“Rule 424” and “Rule 462” refer to such rules under the Act.

“Rule 462 Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462 relating to the offering covered by the initial registration statement.

“Underwriter Information” shall mean only the statements concerning the Underwriters contained in the 2nd, 3rd, 6th, 7th, 8th and 9th paragraphs under the heading “Underwriting.”

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If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the Selling Stockholders and the Underwriters.

Very truly yours,

CHARLOTTE RUSSE HOLDING, INC.

By:	/s/ Mark A. Hoffman
Name:	Mark A. Hoffman
Title:	President and CEO

SELLING STOCKHOLDERS:

SK EQUITY FUND, L.P.

By:	SKM PARTNERS, L.P., General Partner

By:	SAUNDERS KARP & MEGRUE PARTNERS, LLC

By:	/s/ David J. Oddi
Name:	David J. Oddi
Title:	Authorized Signatory

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SK INVESTMENT FUND, L.P.,

By:	SKM PARTNERS, L.P., General Partner

By:	SAUNDERS KARP & MEGRUE PARTNERS, LLC

By:	/s/ David J. Oddi
Name:	David J. Oddi
Title:	Authorized Signatory

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

PIPER JAFFRAY & CO.

By:	/s/ Brian Anderson
Name:	Brian Anderson
Title:	Managing Director

SCHEDULE I

Underwriters	Number of Underwritten Shares to be Purchased
Piper Jaffray & Co.	3,000,000

Total	3,000,000

SCHEDULE II

Schedule of Selling Stockholders

Stockholder	Number of Shares to be Sold
SK Equity Fund, L.P	2,969,092
SK Investment Fund, L.P	30,908

Total	3,000,000

EXHIBIT A

[Lock up]

Charlotte Russe Holding, Inc.

Public Offering of Common Stock

EXHIBIT B

Form of Ropes & Gray Legal Opinion

EXHIBIT C

Form of Ernst & Young Comfort Letter